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                                                                   EXHIBIT 99.1

                                INFOACCESS, INC.

                             1990 STOCK OPTION PLAN
                   (as amended, effective September 29, 1999)

I.       Purpose

         The InfoAccess, Inc. 1990 Stock Option Plan (the "Plan") provides for the grant of stock options to key Employees (as defined below) of, InfoAccess Inc. (the "Company") or of the Parent Corporation or Subsidiary Corporation of the Company or any subsidiary of the Company in order to advance the interests of the Company through the motivation, attraction and retention of its key Employees. The stock options ("Stock Options") offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any other compensation for the services of any key Employee.

II.      Incentive Stock Options and Nonstatutory Stock Options

         The Stock Options granted under the Plan may be either:

             (a) Incentive Stock Options ("ISOs") which are intended to be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); or

             (b) Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Code;

but the Company makes no warranty as to the qualification of any Stock Option as an "incentive stock option" under the Code. Subject to the other provisions of the Plan, a Participant (as defined below) may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

         Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to both ISOs and NSOs.

III.     Administration

         3.1 Compensation Committee. With respect to grants of Stock Options to Employees, the Plan shall be administered by the Compensation Committee (the "Committee") which shall consist of two (2) members of the board of directors of the Company (the "Board of Directors"). The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISOs will be classified as "incentive stock options" under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may perform and discharge all
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of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board of Directors is discharging the powers and responsibilities of the Committee.

         3.2 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value (as defined below)) shall be made by a majority vote of the Committee and shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.      Definitions

         4.1 "Stock Option." A Stock Option is the right granted under the Plan to an Employee to purchase, at such time or times, and at such price or prices ("Option Price"), as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

         4.2 "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired Common Stock (no par value) of the Company.

         4.3 "Fair Market Value." For the purpose of this Plan, the Fair Market Value of a share of Common Stock on any date shall be determined, without regard to any restriction on any such share, in good faith, by the Committee, subject to approval by the Board of Directors, and after such consultation with outside legal, accounting and other experts as the Committee may deem advisable. The Committee shall maintain a written record of its method of determining such value. In the event the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question, or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

         4.4 "Employee." An Employee is an employee of the Company or of any Parent Corporation or Subsidiary Corporation of the Company.

         4.5 "Participant." A Participant is an Employee to whom a Stock Option is granted.

         4.6 "Parent Corporation" or "Subsidiary Corporation." A Parent Corporation or Subsidiary Corporation shall mean, respectively, a corporation coming within the definition of such terms contained in Section 424 of the Code.

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V.       Eligibility and Participation

         Grants of Stock Options may be made to any Employee, including any director of the Company who is also an Employee. The Committee shall from time to time determine the Employees to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Employee, the Option Price of such Stock Options, and the terms and provisions of such Stock Options, in accordance with the provisions of this Plan. The Option Price for each share of Common Stock that may be purchased under an ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, but the Option Price for each share of Common Stock that may be purchased under an NSO may be less than the Fair Market Value of a share of Common Stock on the date the NSO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation of the Company (a "10% stockholder"), the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan. Each Option Agreement evidencing an ISO shall provide that, if the Participant makes a disqualifying disposition (as defined in Section 421(b) of the Code) of the shares acquired upon exercise of a Stock Option, he shall promptly notify the Company in writing of such disposition.

VI.      Shares of Common Stock Subject to the Plan

         6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 480,390 authorized but unissued or reacquired shares. To the extent that the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock as to which ISOs are exercisable for the first time by the optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a Parent Corporation or a Subsidiary Corporation) exceeds $100,000, such options shall be treated as NSOs. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

         6.2 Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options and in the purchase price of said shares and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

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VII.     Exercise of Stock Options

         7.1 Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the Effective Date of the Plan, except that ISOs granted to 10% stockholders shall expire, to the extent not exercised, no later than the fifth anniversary of the date on which they were granted.

         7.2 Use of Promissory Note; Exercise Loans. The Committee may, in its sole discretion but subject to approval by the Board of Directors, permit a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option; provided that all terms of such note shall be determined by the Committee, in its sole discretion but subject to approval by the Board of Directors, at the time a Stock Option is granted and set forth in the Option Agreement. The Committee may, in its sole discretion but subject to approval by the Board of Directors, authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or may authorize the Company to arrange or guaranty loans to a Participant by a third party.

         7.3 Deleted.

         7.4 Termination of Employment Before Exercise. Upon termination of employment of any Participant with the Company and any Parent Corporation or Subsidiary Corporation of the Company, any Stock Option previously granted to the Participant, unless otherwise specified by the Committee in the Stock Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

            (a) if the Participant shall die while in the employ of the Company or any Parent Corporation or Subsidiary Corporation of the Company or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such Participant was entitled to exercise a Stock Option as herein provided, the legal representative of such Participant, or such person who acquired such Stock Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise such Stock Option, to the extent not theretofore exercised, in respect of any or all such number of shares of Common Stock as to which the Stock Option was exercisable at the date of the Participant's death; and

             (b) if the employment of any Participant to whom such Stock
Option shall have been granted shall terminate by reason of the Participant's retirement (at such age or upon such condition as shall be specified by the Committee) , disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such Participant is entitled to exercise such Stock Option as herein provided, such Participant shall have the right to exercise such Stock Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares of
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Common Stock as to which the Stock Option was exercisable on the date the
Participant's employment with the Company or such Parent Corporation or Subsidiary Corporation of the Company was terminated, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

         In no event, however, shall any person be entitled to exercise any Stock Option after the expiration of the period of exercisability of such Stock Option as specified therein.

         If a Participant voluntarily terminates his or her employment, or is discharged for cause, any Stock Option granted hereunder shall, unless otherwise specified by the Committee in the Option Agreement, forthwith terminate with respect to any unexercised portion thereof.

         For the purposes of this Plan, the term "for cause" shall mean (i) with respect to a Participant who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a Parent Corporation or Subsidiary Corporation of the Company, which agreement or plan contains a definition of "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such Parent Corporation or Subsidiary Corporation of the Company, "cause" as defined in the most recent of such agreements or plans or (ii) in all other cases, (A) the inability of the Participant to perform his or her duties for the Company for a period in excess of ninety (90) consecutive calendar days or for more than one hundred twenty (120) total days during any calendar year; (B) dishonesty; (C) theft; (D) drunkenness; (E) unethical business conduct; (F) material breach of any agreement with the Company; or (G) the failure of the Participant for any reason, within ten (10) days after receipt by the Participant of written notice thereof from the Company, to correct, cease or otherwise alter any insubordination, failure to comply with instructions or other action or omission to act that the Company believes does or may adversely affect its business or operations.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company or any Parent Corporation or Subsidiary Corporation of the Company if, at the time of the determination, the individual was an "employee" of the Company or of any Parent Corporation or Subsidiary Corporation of the Company for purposes of Section 422 of the Code. If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an "employee" for purposes of the exercise of a Stock Option and shall be entitled to exercise such Stock Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the Company or any Parent Corporation or Subsidiary Corporation of the Company is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

         A termination of employment shall not be deemed to occur by reason of
(i) the transfer of a Participant from employment by the Company to employment by a Parent Corporation or Subsidiary Corporation of the Company or (ii) the transfer of a Participant from employment by a Parent Corporation or Subsidiary Corporation of the Company to employment by the Company or another Parent Corporation or Subsidiary Corporation of the Company.

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VIII.    No Contract of Employment

         Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, nor shall it interfere in any way with the right of the Company or any Parent Corporation or Subsidiary Corporation of the Company to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article VIII shall affect any rights or obligations of the Company, any Parent Corporation or Subsidiary Corporation of the Company or any Participant under any written contract of employment.

IX.      No Rights as a Stockholder

         A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section
6.2 hereof, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.       Assignability

         No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and are exercisable, during his lifetime, only by him. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO, and the exercise thereof by a person other than a Participant, on such terms and conditions as the Committee in its sole discretion may determine. In the event of the death of a Participant, the Stock Option may be exercised, subject to the provisions thereof and hereof, by the executor or personal representative of the Participant's estate or, if no executor or personal representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.


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XI.      Merger or Liquidation of the Company

         If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under the Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section 7.1 have not yet occurred, unless the Board of Directors shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.

XII.     Amendment

         The Board of Directors may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as "incentive stock options" under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan and provided that, if required by the Code or any other applicable law, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock voting either in person or by proxy at a duly held shareholders' meeting is necessary within twelve months before or after the adoption by the Board of any amendment which will:

         (a) increase the number of shares which are to be reserved for the issuance of options under this Plan; or

         (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan.

XIII.    Purchase for Investment

         Except as hereafter provided, the holder of a Stock Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the shares being offered or sold or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The

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foregoing restriction shall not apply to (i) issuances by the Company so long as the shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

XIV.     Issuances of Certificates; Legends; Payment of Expenses

         Upon any exercise of a Stock Option and payment of the Option Price, a certificate or certificates for the shares as to which the Stock Option has been exercised shall be issued by the Company in the name of the person exercising the Stock Option and shall be delivered to or upon the order of such person or persons.

         The Company may endorse such legend or legends upon the certificates for shares issued upon exercise of a Stock Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to
(i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the Participant with respect to such shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of shares transferred upon exercise of an ISO granted under the Plan.

         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the shares shall bear only such fees and expenses as are attributable solely to the inclusion of the shares he or she receives in the Registration Statement.

XV.      Withholding Taxes

         The Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Parent Corporation or Subsidiary Corporation of the Company is required by any law or regulation or any governmental authority, whether federal, state, local, domestic or foreign, to withhold in connection with any Stock Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option, until the Participant reimburses the Company or any Parent Corporation or Subsidiary Corporation of the Company for the amount required to be withheld with respect to such taxes, or canceling any portion of such payment or issuance in any amount sufficient to reimburse itself for the amount it is required to so withhold.

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XVI.     Effective Date

         This Plan was adopted by the Board of Directors and became effective on November 8, 1990 (the "Effective Date"), subject to approval of the stockholders within twelve (12) months after such date. No Stock Options shall be granted subsequent to ten (10) years after the Effective Date.

         Adopted by the Board of Directors on November 8, 1990, amended and restated by the Board of Directors on July 26, 1991 and approved by the stockholders on July 26, 1991. Amended, restated and adopted by IntraNet Solutions, Inc., a Minnesota corporation, effective as of September 29, 1999.

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